Exhibit 16.1

March 22, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: CANNABICS PHARMACEUTICALS INC.

File No. 333-192759

Dear Sir or Madam;

We have read Item 4.01 of Form 8-K of Cannabics Pharmaceuticals Inc. (Registrant) dated March 17, 2016, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC